================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  June 28, 2001  (June 28, 2001)



                              GLOBAL MARINE INC.
              (Exact name of registrant as specified in charter)



           Delaware                      1-5471                  95-1849298
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         file number)          Identification No.)



        777 N. Eldridge Parkway,  Houston, Texas            77079-4493
        (Address of principal executive offices)            (Zip Code)



       Registrant's telephone number, including area code: (281) 596-5100

================================================================================

ITEM 9.  REGULATION FD DISCLOSURE.

On June 28, 2001, Global Marine Inc. (NYSE:GLM) announced that it plans to release its second quarter 2001 financial results before the opening of trading on the New York Stock Exchange on July 17, 2001. That same morning, at 9:30 a.m. Central Time (10:30 a.m. Eastern Time), the company will hold an analyst conference call to discuss its results.

Analysts may participate in the teleconference by calling 1-800-235-0452 in the United States or 785-832-1077 from outside the country. Others wishing to listen to the conference call live may do so by logging on to our website at www.glm.com. It is recommended that you connect to the website prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. A replay of the recorded conference call will be available on the website shortly after the conclusion of the call.

Houston-based Global Marine is a major international offshore drilling contractor with one of the industry's youngest, most diversified and technologically advanced drilling fleets. The company's premium mobile drilling units include jackups, semisubmersibles and dynamically positioned, ultra-deepwater drillships. In addition, the company is the world's leading provider of drilling management services, including turnkey, project management and daywork drilling.

The foregoing information furnished pursuant to this Item 9 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         GLOBAL MARINE INC.



Date: June 28, 2001           By:   /s/ Michael R. Dawson
                                 ----------------------------------------------
                                        Michael R. Dawson
                                        Vice President, Investor Relations
                                          And Corporate Communications